Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)    ☐

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

N/A (Jurisdiction of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)

700 South Flower Street, Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)

Legal Department
The Bank of New York Mellon Trust Company, N.A.
One Wall Street, 15th Floor
New York, NY  10286
(212) 635-1270
(Name, address and telephone number of agent for service)

SPIRIT AEROSYSTEMS, INC.

(Exact name of obligor as specified in its charter)

(See table of additional co-obligors on following page)

Delaware (State or other jurisdiction of incorporation or organization)	20-2130528 (I.R.S. employer identification no.)

3801 South Oliver Wichita, Kansas (Address of principal executive offices)	67201 (Zip code)

5 ¼% Senior Notes Due 2022
(Title of the indenture securities)

TABLE OF ADDITIONAL CO-OBLIGORS

Exact Name of Co-Obligor as Specified in its Charter	State or Other of Incorporation or Organization	Primary Standard Classification Code Number	I.R.S. Employer Identification No.
Spirit AeroSystems Finance, Inc.	Delaware	3728	76-0805773
Spirit AeroSystems International Holdings, Inc.	Delaware	3728	16-1748867
Spirit AeroSystems Investco, LLC	Delaware	3728	26-1672193
Spirit AeroSystems Operations International, Inc.	Delaware	3728	26-1663068
Spirit AeroSystems North Carolina, Inc.	North Carolina	3728	26-2948869
Spirit Defense, Inc.	Delaware	3728	27-1209699

Item 1.                     General information.

Furnish the following information as to the trustee:

(a)            Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency — United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)            Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.                     Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.              List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.                          A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A.  (Exhibit 1 to Form T-1 filed on September 8, 2008 in connection with Registration Statement No. 333-135006)

2.                          A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed January 11, 2005 in connection with Registration Statement No. 333-121948).

3.                          A copy of the authorization of the trustee to exercise corporate trust powers.  (Exhibit 3 to Form T-1 filed on September 8, 2008 in connection with Registration Statement No. 333-135006).

4.                          A copy of the existing by-laws of the trustee.  (Exhibit 4 to Form T-1 filed on September 8, 2008 in connection with Registration Statement No. 333-135006).

6.                          The consent of the trustee required by Section 321(b) of the Act.  (Exhibit 6 to Form T-1 filed on September 8, 2008 in connection with Registration Statement No. 333-135006).

7.                          A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

8.                          Not applicable.

9.                          Not applicable.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 23rd day of July, 2014.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

By:	/s/ Richard Tarnas
Name:	Richard Tarnas
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION

of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business March 31, 2013, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,670
Interest-bearing balances	297
Securities:
Held-to-maturity securities	0
Available-for-sale securities	688,739
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	135,000
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	3,890
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Not applicable
Intangible assets:
Goodwill	856,313
Other Intangible Assets	123,966
Other assets	122,558
Total assets	$1,932,433

LIABILITIES

Deposits:
In domestic offices	692
Noninterest-bearing	692
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	250,184
Total liabilities	250,876
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,122,030
Not available
Retained earnings	557,284
Accumulated other comprehensive income	1,243
Other equity capital components	0
Not available
Total bank equity capital	1,681,557
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,681,557
Total liabilities and equity capital (sum of items 21 and 28)	1,932,433

I, Cherisse Waligura, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Cherisse Waligura                                               )                                            CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy L. Kilpatrick, President	)
Frank P. Sulzberger, Director	)	Directors (Trustees)
William D. Lindelof, Director	)